EXHIBIT 5.1

August 8, 2025

Upexi, Inc.

3030 N. Rocky Point Drive, Suite 240

Tampa, FL 33607

Re: Upexi, Inc.

Ladies and Gentlemen:

Please be advised that this firm is counsel toUpexi, Inc.,aDelawarecorporation (the “Company”). We have acted as counsel to the Company in connection with its entry intoa Common Stock PurchaseAgreement, datedJuly 25, 2025, by and between the Company and A.G.P./Alliance Global Partners (the “Agreement”) pursuant to which the Company may issue and sell up to83,333,333of shares (the “Shares”) of the common stock, $0.00001 par value (the “Common Stock”), of the Company pursuant to a Registration Statement on Form S-1(the “Registration Statement”)to befiled with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration ofthe Shares.

Based upon, assuming and subject to the validity of the information provided to us and the representations set forth in the Registration Statement, and the Agreement (and in this regard we have assumed that such information and representations given or dated earlier than this opinion letter have remained accurate from such earlier date to the date of this opinion letter), it is our opinion that the Shares proposed to be sold by the Company, when duly sold, issued and paid for pursuant to, and in the manner contemplated by the Agreement and theRegistration Statement in effect as of the date thereof, will be, assuming due payment for the Shares, duly authorized, validly issued, fully-paid and non-assessable.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our namethereinand in the related prospectus under the caption “Legal Matters.” In giving such consent, we do nottherebyadmit that we are in the category ofpersonswhose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

In our capacity as counsel to the Company in connection with the matters referred to above, we have also examined copies of the following: (i) theCertificateof Incorporation of the Company, the By-laws of the Company, and records of certain of the Company’s corporate proceedings as reflected in its minute books; (ii) the Registration Statement, in the form filed with the Commission through the date hereof;and(iii)we have also examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company and public officials, and such other documents and information as we havedeemednecessary orappropriate toenable us torenderthe opinions expressed below. We have not undertaken any independent investigation todeterminethe accuracy of any such facts.

We are qualified to practice law in the State of New York and do not purport to be experts on any law other than the laws of the State of New York, and the Federal law of the United States. We express no opinion regarding the Securities Act, or any other federal or state securities laws or regulations. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations and administrative and judicial interpretations as of the date hereof. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or regulations.

This opinion is rendered solely for your benefit and may not be relied upon by any person or entity other than the addressee hereof. Without our prior written consent, except in a legal proceeding regarding the contents hereof, this opinion may not be quoted in whole or in part or otherwise referred to in any report or document furnished to any person or entity. This opinion is limited to the matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly sostated. We disclaim any requirement to update this opinion subsequent to the date hereof or to advise you of any change in any matter set forth herein.

Very truly yours,

LUCOSKY BROOKMAN LLP

/s/ Lucosky Brookman LLP